Exhibit 99.1

Paul V. Shalhoub (Admitted Pro Hac Vice)

Rachel C. Strickland (Admitted Pro Hac Vice)

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

- and -

Dion W. Hayes (VSB No. 34304)

John H. Maddock III (VSB No. 41044)

McGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219-4030

(804) 775-1000

Attorneys for the Debtors

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

:
In re	:	Chapter 11
:
LandAmerica Financial Group, Inc., et al.,	:	Case No. 08-35994 (KRH)
:
Debtors.	:	(Jointly Administered)
:

NOTICE OF: (I) ENTRY OF ORDER CONFIRMING

JOINT CHAPTER 11 PLAN OF LANDAMERICA

FINANCIAL GROUP, INC. AND ITS AFFILIATED DEBTORS;

(II) OCCURRENCE OF EFFECTIVE DATE; AND (III) DEADLINE FOR

FILING ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS

AND CLAIMS ARISING FROM REJECTION

OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

PLEASE TAKE NOTICE THAT:

1.         On November 23, 2009, the United States Bankruptcy Court for the Eastern District of Virginia entered an order (the “Confirmation Order”), confirming the Joint Chapter 11 Plan of LandAmerica Financial Group, Inc. and Its Affiliated Debtors, dated November 16,

2009 (as confirmed, the “Plan”).1 If you want to request a copy of the Confirmation Order or the Plan, you may (a) visit the website of the Debtors’ balloting agent, Epiq Bankruptcy Solutions, LLC (“Epiq”) at http://chapter11.epiqsystems.com/landamerica, (b) contact Epiq by calling (866) 897-6437, or (c) visit the Bankruptcy Court’s website: www.vaeb.uscourts.gov. In addition, copies of these documents are on file with the Clerk of the Bankruptcy Court, 701 East Broad Street, Suite 4000, Richmond, Virginia 23219. Capitalized terms used but not defined herein have the meanings given them in the Plan.

2.	On December 7, 2009, the “Effective Date” occurred with respect to the Plan.

3.         Pursuant to Section 3.1 of the Plan and paragraph 25 of the Confirmation Order, each holder of an Administrative Expense Claim, other than the IRS and the holders of certain other Administrative Expense Claims referenced in Section 3.1 of the Plan, must file with the Bankruptcy Court and serve on: (a) the Debtors or the Post-Effective Date Entities, as applicable; (b) the LES Creditors Committees or the LES Trustee, as applicable; (c) the LFG Creditors Committee or the LFG Trustee, as applicable; and (d) the Claims Agent, proof of such Administrative Expense Claim within thirty (30) days after the Effective Date (i.e., January 6, 2010). FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND DISALLOWED.

4.         Pursuant to Section 3.2(a) and (b) of the Plan and paragraph 26 of the Confirmation Order, each Professional Person who holds or asserts a Fee Claim, other than ordinary course professionals retained by the Debtors pursuant to an order(s) of the Bankruptcy Court, shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty (40) days after the Effective Date. Accordingly, all Fee Applications must be filed and served so as to actually be received on or before January 19, 2010. FAILURE TO FILE AND SERVE SUCH FEE APPLICATION TIMELY AND PROPERLY SHALL RESULT IN THE FEE CLAIM BEING FOREVER BARRED AND DISALLOWED.

5.         Pursuant to Article XII of the Plan and paragraph 22 of the Confirmation Order, all proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, to the extent not subject to an earlier Bar Date set by order of the Bankruptcy Court, must be filed with the Bankruptcy Court or served on Epiq, on or before thirty (30) days after service of this notice (i.e., January 6, 2010). ANY REJECTION CLAIMS NOT FILED WITHIN SUCH APPLICABLE TIME PERIODS ARE FOREVER BARRED AND DISALLOWED.

_________________________

[1]	The Confirmation Order does not apply to the case of LandAmerica OneStop, Inc., which filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on November 4, 2009.

Dated:	Richmond, Virginia
December 7, 2009

McGUIREWOODS LLP	WILLKIE FARR & GALLAGHER LLP
Co-Counsel for Debtors	Co-Counsel for Debtors
and Debtors In Possession	and Debtors In Possession
One James Center	787 Seventh Avenue
901 East Cary Street	New York, New York 10019
Richmond, Virginia 23219-4030	(212) 728-8000

(804) 775-1000